PROMISSORY NOTE

$162,500,000.00                 September 24, 2004                 Dallas, Texas

         FOR VALUE RECEIVED, the undersigned, Kronos Worldwide, Inc., a Delaware corporation, unconditionally promises to pay to the order of Valcor, Inc., a Delaware corporation, in lawful money of the United States of America, the principal sum of ONE HUNDRED SIXTY TWO MILLION FIVE HUNDRED THOUSAND and NO/100ths DOLLARS ($162,500,000.00) together with interest from the date of this Note on the unpaid principal balance from time to time pursuant to the terms of this Note. This Note shall be unsecured and will bear interest on the terms set forth in Section 5 below. Capitalized terms not otherwise defined shall have the meanings given to such terms in Section 15 of this Note.

         Section 1. Replacement of Prior Promissory Note. This Note along with the Other Promissory Notes together divide, amend and replace in its entirety the Promissory Note dated December 8, 2003 in the original principal amount of $200 million executed by Maker and payable to the order of NL (the "Original Note"). All accrued and unpaid interest outstanding on the Original Note through September 23, 2004 has been paid by Maker to NL.

         Section 2. Place of Payment. All payments will be made at Payee's address at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or such other place as the Payee may from time to time designate in writing, in immediately available funds, without setoff or counterclaim.

         Section 3. Payment. The principal balance of this Note and any unpaid and accrued interest thereon shall be due and payable on the Maturity Date or upon acceleration as provided herein. Prior to the Maturity Date or acceleration, unpaid and accrued interest on the outstanding principal balance of this Note shall be due and payable quarterly on March 31, June 30, September 30 and December 31 of each year; provided, however, that such day is a business day, and if such day is not a business day, the quarterly interest payment shall be due the next successive business day.

         Section 4. Prepayment. This Note may be prepaid in part or in full at any time without penalty; provided, however, prepayments shall be first applied to accrued and unpaid interest and then to principal.

         Section 5. Interest. The unpaid balance of this Note (exclusive of any past due principal) shall bear interest at an annual rate of nine percent (9%). Ten business days after the Maturity Date or acceleration as provided in this Note, all past due principal and past due interest owed under this Note will bear interest at an annual rate of twelve percent (12%). Accrued interest on the unpaid principal of this Note shall be computed on the basis of a 365 or 366-day year, as the case may be, for actual days elapsed. In no event, however, shall such computation result in an amount of accrued interest that would exceed accrued interest on the unpaid principal balance during the same period at the Maximum Rate. Notwithstanding anything to the contrary, this Note is expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Payee exceed the Maximum Rate. If, from any circumstances whatsoever, the Payee shall ever receive as interest an amount that would exceed the Maximum Rate, such amount received that would be in excess of the Maximum Rate shall be applied to the reduction of the unpaid principal balance and not to the payment of interest, and if the principal amount of this
Note is paid in full, any remaining excess shall be paid to Maker, and in such event, the Payee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.

         Section 6. Remedy. Upon the occurrence and during the continuation of an Event of Default, Payee may, at its option, declare the entire unpaid principal of this Note, and all accrued interest and other amounts payable hereunder, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Maker, and upon such declaration, such amounts shall become and shall be immediately due and payable. The Payee shall have all of the rights and remedies provided in the applicable Uniform Commercial Code or in this Note or any other agreement between Maker and in favor of the Payee, as well as those rights and remedies provided by any other applicable law, rule or regulation. All rights and remedies of the Payee are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other right or remedy. Failure to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of a subsequent Event of Default.

         Section 7. Right of Offset. The Payee shall have the right of offset against amounts that may be due by the Payee now or in the future to Maker against amounts due under this Note.

         Section 8. Record of Outstanding Principal. The date and amount of each repayment of principal outstanding under this Note shall be recorded by Payee in its records. The aggregate unpaid principal balance so recorded by Payee shall be the best evidence of the principal balance owing and unpaid under this Note; provided that the failure of Payee to so record any such balance or any error in so recording any such balance shall not limit or otherwise affect the obligations of Maker under this Note to repay the principal balance outstanding and all accrued or accruing interest.

         Section 9. Waiver. Maker and each surety, endorser, guarantor, and other party now or subsequently liable for payment of this Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable on this Note, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking or release of any collateral with or without notice before or after demand by the Payee for payment under this Note.

         Section 10. Costs and Attorneys' Fees. In the event the Payee incurs costs in collecting on this Note, this Note is placed in the hands of any attorney for collection, suit is filed on this Note or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection, Maker and any guarantor jointly and severally agree to pay on demand to the Payee all expenses and costs of collection, including, but not limited to, attorneys' fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

         Section 11. Time of Essence. Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

         Section 12. Jurisdiction and Venue. This Note shall be governed by and construed in accordance with the domestic laws of the state of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas. Maker consents to jurisdiction in the courts located in Dallas, Texas.

         Section 13. Notice. Any notice or demand required by this Note shall be deemed to have been given and received on the earlier of (i) when the notice or demand is actually received by the recipient or (ii) 72 hours after the notice is deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the recipient. The address for giving notice or demand under this Note (i) to the Payee shall be the place of payment specified in
Section 1 or such other place as the Payee may specify in writing to the Maker and (ii) to the Maker shall be the address below the Maker's signature or such other place as the Maker may specify in writing to the Payee.

         Section 14. Successors and Assigns. All of the covenants, obligations, promises and agreements contained in this Note made by Maker shall be binding upon its successors and assigns; notwithstanding the foregoing, Maker shall not assign this Note or its performance under this Note without the prior written consent of the Payee.

         Section 15. Definitions. For purposes of this Note, the following terms shall have the following meanings:

                  (a) "Event of Default" shall mean the failure by Maker to make when due a punctual payment of principal of, or interest on, this Note within thirty (30) days following the date such amount becomes due and payable in accordance with the terms of this Note.

                  (b) "Maker" shall mean Kronos Worldwide, Inc., a Delaware corporation.

                  (c) "Maturity Date" shall mean December 31, 2010.

                  (d)  "Maximum   Rate"  shall  mean  the  highest  lawful  rate
         permissible under applicable law for the use, forbearance or detention of money.

                  (e) "Other Promissory Notes" shall mean (i) the Promissory Note of even date herewith in the original principal amount of $31,422,500 payable to order of NL and executed by Maker and (ii) the Promissory Note of even date herewith in the original principal amount of $6,077,500 payable to order of Valhi, Inc., a Delaware corporation, and executed by Maker.

                  (f) "NL" shall mean NL Industries, Inc., a New Jersey corporation.

                  (g) "Note" shall mean this Promissory Note.

                  (h) "Payee" shall mean Valcor, Inc., a Delaware corporation, or subsequent holder of this Note.

         EXECUTED as of September 24, 2004.

                                       MAKER:

                                       KRONOS WORLDWIDE, INC.




                                       By:  /s/  Gregory M. Swalwell
                                            ------------------------------------
                                            Gregory M. Swalwell, Vice President

                                         Address:   Three Lincoln Centre
                                                    5430 LBJ Freeway, Suite 1700
                                                    Dallas, Texas   75240-2697